exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Amendment No. 2 to Registration Statement on Form S-1 (No. 333-213810), in Registration Statement on Form S-3 (No. 333-220769), and in Registration Statements on Form S-8 (Nos. 333-227118, 333-219109 and 333-208935) of OncoCyte Corporation of our report dated April 1, 2019 relating to the financial statements of OncoCyte Corporation, which appears in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California

April 1, 2019